As filed with the Securities and Exchange Commission on March 21, 1997.

                                              Registration No. 333-_____________


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    -----------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                    -----------------------------------------

                             ITI TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

          DELAWARE                                     06-1340453
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

           2266 NORTH SECOND STREET, NORTH SAINT PAUL, MINNESOTA 55109 (Address of Principal Executive Offices, including Zip Code)

                         INTERACTIVE TECHNOLOGIES, INC.
                             401(k) INVESTMENT PLAN
                            (Full title of the plan)

                                 THOMAS L. AUTH
                      President and Chief Executive Officer
                             ITI Technologies, Inc.
                            2266 North Second Street
                        North Saint Paul, Minnesota 55109
                     (Name and address of agent for service)

                                 (612) 777-2690
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
         TITLE OF                                PROPOSED          PROPOSED
        SECURITIES                               MAXIMUM           MAXIMUM         AMOUNT OF
          TO BE               AMOUNT TO       OFFERING PRICE      AGGREGATE       REGISTRATION
        REGISTERED          BE REGISTERED       PER SHARE       OFFERING PRICE        FEE
---------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value(1)                  107,000 shares(2)      $15.375(3)       $1,645,125(3)        $499
---------------------------------------------------------------------------------------------------

(1) Each share of Common Stock includes one Common Stock Purchase Right which is not currently exercisable or separable from the Common Stock.

(2) The number of shares registered represents the estimated number of shares to be issued during the next 24 months. In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c), based on the average of the high and low prices for such Common Stock on March 14, 1997, as reported on the NASDAQ National Market.

================================================================================



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Act").


ITEM 1.  PLAN INFORMATION.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are incorporated herein by reference:

      a. The Company's annual report on Form 10-K for the year ended December 31, 1996 which contains audited financial statements for the Company's fiscal year ended December 31, 1996.

      b. All other reports filed by the Company with the Commission since December 31, 1996, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

      c. Description of the Company's common stock, contained in the Company's Registration Statement on Form S-1 (Registration No. 33-84328), as incorporated by reference into the Company's Registration Statement on Form 8-A (File No. 0-24900), and the Company's Registration Statement on Form 8-A covering the Common Stock Purchase Rights.

      d. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.


ITEM 4.  DESCRIPTION OF SECURITIES.

      The common stock, $.01 par value (the "Common Stock"), of the Company offered pursuant to this registration statement and the related Common Stock Purchase Rights are registered under Section 12(g) of the Exchange Act. The description of the Company's Common Stock and Common Stock Purchase Rights are incorporated by reference pursuant to Item 3.d. above.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company is organized under The General Corporation Law of the State of Delaware, Title 8 of the Delaware Code (1984). Pursuant to Section 145 of Title 8 of the Delaware Code, the Company may provide and has provided in its Certificate of Incorporation that its current and former officers, directors, employees and agents be indemnified to the fullest extent permitted if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company. Such indemnification may cover liabilities under the Act.

      In addition, as allowed by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that directors shall not be personally liable to the Company or its stockholders for certain types of breaches of fiduciary duty as a director.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION                                                                            PAGE
-------     -----------                                                                            ----

5.1         The Company undertakes to submit the Plan and any amendment thereto to the Internal
            Revenue Service ("IRS") in a timely manner and will make all changes required by the
            IRS in order to qualify the Plan.

23.1        Consent of Coopers & Lybrand L.L.P........................................................

24.1        Powers of Attorney [included as part of signature page]

99.1        Adoption Agreement for Qualified Sharing and 401(k) Plan
            (Incorporated by reference to Exhibit 10.7 to the Company's Registration
            Statement on Form S-1 (Registration No. 33-84328))


ITEM 9.  UNDERTAKINGS.

(a)   RULE 415 OFFERING.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
            Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b)   FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) STATEMENT REQUIRED IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Saint Paul, State of Minnesota on March 21, 1997.


                                       ITI TECHNOLOGIES, INC.



                                       By  /s/ Thomas L. Auth
                                          -------------------------------------
                                           Thomas L. Auth
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Thomas L. Auth and W. Wallace McDowell, Jr., or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                                   DATE
---------                           -----                                   ----

 /s/ Thomas L. Auth                 President, Chief Executive Officer,     March 21, 1997
--------------------------------    and Director
Thomas L. Auth                      (Principal Executive Officer and
                                    Principal Financial Officer)

 /s/ W. Wallace McDowell, Jr.       Chairman of the Board and Director      March 21, 1997
--------------------------------
W. Wallace McDowell, Jr.


 /s/ William C. Ughetta, Jr.        Assistant Secretary and Director        March 21, 1997
--------------------------------
William C. Ughetta, Jr.


 /s/ Sangwoo Ahn                    Director                                March 21, 1997
--------------------------------
Sangwoo Ahn


 /s/ Walter Barry                   Director                                March 21, 1997
--------------------------------
Walter Barry


 /s/ Perry J. Lewis                 Director                                March 21, 1997
--------------------------------
Perry J. Lewis


 /s/ Jack A. Reichert               Vice President Finance (Principal       March 21, 1997
--------------------------------    Accounting Officer)
Jack A. Reichert